UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 26, 2021

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 26, 2021, Citrix Systems, Inc., a Delaware corporation (“Citrix”) completed its previously announced acquisition of Wrangler Topco, LLC, a Delaware limited liability company (“Wrangler”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated January 16, 2021, by and among Citrix, Wrangler, Wallaby Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Citrix (“Merger Sub”), and Vista Equity Partners Management, LLC (“Vista”), solely in its capacity as the representative of the equityholders of Wrangler, pursuant to which Merger Sub merged with and into Wrangler (the “Merger”), with Wrangler surviving the Merger and continuing as a wholly-owned subsidiary of Citrix. Wrangler is the parent entity of Wrike, Inc., a leading provider of SaaS collaborative work management solutions.

The Merger consideration paid by Citrix consisted of approximately $2.25 billion in cash (subject to certain closing adjustments described in the Merger Agreement) (the “Merger Consideration”), payable to holders of Wrangler’s capital stock and options (the “Holders”) as further detailed in the Merger Agreement. Citrix funded the Merger consideration with (i) a term loan credit agreement, dated February 5, 2021 with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto from time to time, and (ii) the completion of the issuance of 1.250% Senior Notes due 2026 pursuant to an Underwriting Agreement, dated February 9, 2021 among the Company and J.P. Morgan Securities LLC, BofA Securities, Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein, as previously disclosed in the Annual Report on Form 10-K and the Current Report on Form 8-K filed by Citrix with the Securities and Exchange Commission (the “SEC”) on February 8, 2021 and February 18, 2021, respectively.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, (i) each outstanding equity unit of Wrangler, each outstanding and vested option to acquire equity units of Wrangler and each outstanding and unvested restricted stock unit of Wrangler was cancelled and converted into the right to receive a portion of the Merger Consideration; and (ii) each unvested option to acquire equity units of Wrangler was cancelled and converted into an option to acquire shares of common stock of Citrix, in each case in accordance with the terms of the Merger Agreement.

At the closing of the Merger, $35.0 million of the Merger Consideration otherwise payable to the Holders was deposited into a third party escrow fund, to be held for up to one year following the closing of the Merger, to fund (i) potential payment obligations of the Holders with respect to post-closing adjustments to the Merger Consideration and (ii) potential post-closing indemnification obligations of the Holders, in each case in accordance with the terms of the Merger Agreement.

The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (1) have been made only for purposes of the Merger Agreement, (2) have been qualified by confidential disclosures made in confidential disclosure schedules delivered in connection with the Merger Agreement, (3) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Merger Agreement, the closing date of the Merger or such other date as is specified in the Merger Agreement, and (5) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement and the related description are included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses or to modify or supplement any factual disclosures about Citrix in its reports filed with the SEC. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Citrix’s public disclosures.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Citrix with the SEC on January 19, 2021 and is incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD.

On March 1, 2021, Citrix issued a press release in connection with the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

The information under this Item 7.01, including the press release attached hereto as Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 16, 2021, by and among Citrix Systems, Inc., Wallaby Merger Sub, LLC, Wrangler Topco, LLC and Vista Equity Partners Management, LLC, as the representative (incorporated by reference to Exhibit 2.1 to Citrix Systems, Inc.’s current Report on Form 8-K filed with the SEC on January 19, 2021).

99.1+	Press Release dated March 1, 2021 of Citrix Systems, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Furnished herewith
*

Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules (or similar attachments) upon request by the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: March 1, 2021	By:	/s/ Antonio G. Gomes
		Name:	Antonio G. Gomes
		Title:	Executive Vice President, Chief Legal Officer and Secretary